Exhibit 99.1

Media contact: Karla Olsen, director, corporate communications Phone: 888.613.0003 FAX: 316.261.6769 karla.olsen@WestarEnergy.com

Investor contact:
Tony Somma,
treasurer
Phone: 785.575.8077
tony.somma@WestarEnergy.com

WESTAR ENERGY REALIGNS LEADERSHIP TEAM

TOPEKA, Kan., June 27, 2007 — Westar Energy, Inc. (NYSE:WR) today announced changes to its officer roster, including promotions, assignment changes and appointment of a new vice president.

“The changes announced today will increase Westar’s focus on three areas going forward: continued high quality customer service, construction of new transmission and generation facilities to meet the growing need for electricity in Kansas, and development of energy efficiency and renewable energy programs,” said Bill Moore, who will assume the position of president and chief executive officer July 1.

Five officers will report directly to Moore: Mark Ruelle, executive vice president and chief financial officer; Doug Sterbenz, executive vice president and chief operating officer; Jim Ludwig, executive vice president, public affairs and consumer services; Michael Lennen, newly appointed vice president, regulatory affairs; and Larry Irick, vice president, general counsel and corporate secretary.

Westar Energy realigns leadership team

Ruelle will continue as executive vice president and CFO. In addition to responsibility for the treasury, accounting and risk management functions, he will assume responsibility for human resources and information technology and oversight for generation construction. Ruelle returned to Westar in 2003 as executive vice president and chief financial officer. He has 20 years of experience in the industry, 14 years with Westar.

Sterbenz has been responsible for Westar’s generation and marketing functions since 2001 as senior vice president, and then in 2006, as executive vice president. He will now be executive vice president and chief operating officer, with the added responsibilities for distribution power delivery, transmission operations, environmental services and operations strategy and support. Sterbenz has 21 years of experience in the industry, 10 years with Westar.

Ludwig returned to Westar in 2003 as vice president, public affairs, with responsibility for governmental affairs, community affairs and corporate communications. In 2006, he became vice president, regulatory and public affairs, adding responsibility for the company’s regulatory department. Ludwig will be located in Wichita and will be executive vice president, public affairs and consumer services. He will be responsible for customer care, governmental affairs, community affairs and corporate communications. He will also oversee the Westar Energy Green Team and a newly established energy efficiency department. Ludwig has 16 years of service with Westar.

Michael Lennen will join Westar as vice president, regulatory affairs and be located in Topeka. For the last 18 years, Lennen has been a partner with the Morris, Laing, Evans, Brock & Kennedy, Chartered law firm in Wichita. He served as chairman of the Kansas Corporation Commission from 1983 to 1987. He has represented Westar Energy before the Kansas

Westar Energy realigns leadership team

Corporation Commission for 15 years as outside legal counsel. He is a graduate of Southwestern College in Winfield and earned his law degree from Washburn University School of Law.

Irick, who has been with Westar for eight years, will continue as vice president, general counsel and corporate secretary.

Management changes are effective July 1, with the exception of the change for Lennen, who will start July 16.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 669,000 customers in the state. Westar Energy has about 6,100 megawatts of electric generation capacity and operates and coordinates approximately 33,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Form 10-Q for the period ended March 31, 2007 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.